Exhibit 99.01

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

(212) 668-0340

News Release

For Immediate Release

Investor/Media Contact:

Vandana Sharma

(212) 208-3333

vsharma@ambac.com

Web site : www.ambac.com

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AMBAC RELEASES CHAIRMAN’S LETTER

NEW YORK, March 14, 2008—Ambac Financial Group, Inc. (NYSE: ABK) (Ambac) today announced that it has released its Chairman’s letter to policyholders, clients, shareholders and friends. The letter follows:

Dear Policyholders, Clients, Shareholders and Friends:

It is with pleasure that I report to you that, in this difficult environment, Ambac has been able to achieve its immediate objectives—enhancing Ambac’s capital position and improving our position with the rating agencies. This success is a testimony to the dedication of my colleagues at Ambac and to the support Ambac has received from shareholders, policyholders, regulators, clients and friends. The capital raise was strongly supported by many of our existing shareholders. This vote of confidence in Ambac’s future is greatly appreciated.

With the capital raise in place, Ambac, in our view, now has the resources from which to build its future, including the ability to capitalize on attractive, sound opportunities as they arise in the financial guarantee business. Ambac has over $15 billion of claims-paying resources, sufficient to meet Moody’s and S&P’s criteria to retain a triple-A rating. Additionally, our capital base will build further as other judicious capital strengthening actions are implemented.

You should also be aware that, along with our capital raising efforts, we are undertaking a close examination of all aspects of Ambac’s business – our organization, business focus, systems and processes. While our work in this regard is ongoing, we have already implemented some important changes. As previously announced, we have created a new risk management structure and we are refocusing our business (including the exiting of certain businesses) with the objective of improving the quality of our portfolio and reducing the volatility of our earnings. This process will take time, but will benefit all of our constituents.

Ambac’s business has been and will continue to encompass more than U.S public finance. Diversity of our business strengthens Ambac, as acknowledged by the rating agencies. In the U.S. we will continue to insure student loans, utility issues and certain other structured finance issues that meet our enhanced risk parameters. Outside the U.S., Ambac will continue to insure securities funding hospitals, roads, schools, public transportation and so forth.

In undertaking this process, Ambac also had to deal with a lot of misinformation and self-serving agendas of others in the marketplace. It is important to understand that Ambac is in the risk business and we are operating today in the most stressed credit environment that I can recall in my 40-year involvement with the financial marketplace. It is useful at this point to clarify the reality.

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Loss projections that you read and hear about are simply that – projections. They are based on limited data and the numbers that get the headlines are stress case losses, not expected losses. We remain confident that Ambac will weather the storm. With over $15 billion in claims-paying resources behind all we do, no investor in an Ambac-insured security should worry that they will miss a principal or interest payment.

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Ambac never considered a “bailout.” Bailouts are for firms that are facing insolvency. Many parties offered us capital alternatives, but, as I have said publicly, their terms were at an unacceptably high price. We are proud that, ultimately, we addressed our capital issues with a market-based solution that balanced, we believe, the interests of many of our constituents.

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Lost amidst all the noise and market volatility is the simple fact that most of Ambac’s insurance portfolio is performing strongly. The issues in Ambac’s portfolio arise largely from four transactions, the “CDO-squareds,” that account for the vast majority of our potential losses.

Through this difficult period, we have been reminded of the importance of transparency. Ambac has always been committed to being very transparent. We have led the way in disclosure of our portfolio, especially on our web site. What does the future hold for Ambac? We see attractive opportunities in a number of sectors. The simple fact is that the last few years were characterized by tight credit spreads and very aggressive competition – an extremely challenging pricing environment. Today the reverse is true. Credit spreads have widened dramatically and substantial financial guarantee capacity has exited the market. The recent entries of Berkshire Hathaway and financier Wilbur Ross into the municipal markets fully validate this. These new entrants into our industry reinforce our perception that the pricing environment for credit insurance has improved.

In closing, I want to thank our employees who have dedicated themselves to going the extra mile throughout this unprecedented time. I also want to single out with gratitude certain individuals who supported Ambac. These include Sean Dilweg and his staff at the Wisconsin Office of the Commissioner of Insurance, Eric Dinallo and the New York State Insurance Department, as well as other government officials. Ultimately, with their support, Ambac was able to execute a market-based solution for its capital needs. Ambac now has the potential to move forward to realize the benefits of the underlying strength of Ambac’s basic business model.

I recognize that restoring confidence in Ambac is essential to moving forward. We will accomplish this by maintaining the highest ratings possible, emphasizing a risk-centric culture and building on our strong franchise and expertise. We look forward to doing so and thank you for your support.

Sincerely,

Michael A. Callen
Chairman & Chief Executive Officer

Forward-Looking Statements

This release contains statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of management’s forward-looking statements here or in other publications may turn out to be wrong and are based on Ambac’s management’s current belief or opinions. Ambac’s actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) changes in the economic, credit, foreign currency or interest rate environment in the United States and abroad; (2) the level of activity within the national and worldwide credit markets; (3) competitive conditions and pricing levels; (4) legislative and regulatory developments; (5) changes in tax laws; (6) changes in our business plan, including changes resulting from our decision to discontinue writing new business in the financial services area, to significantly reduce new underwriting of structured finance business and to discontinue all new underwritings of structured finance business for six months; (7) the policies and actions of the United States and other governments; (8) changes in capital requirements whether resulting from downgrades in our insured portfolio or changes in rating agencies’ rating criteria or other reasons; (9) changes in Ambac’s and/or Ambac Assurance’s credit or financial strength ratings; (10) changes in accounting principles or practices relating to the financial guarantee industry or that may impact Ambac’s reported financial results; (11) inadequacy of reserves established for losses and loss expenses; (12) default by one or more of Ambac Assurance’s portfolio investments, insured issuers, counterparties or reinsurers; (13) credit risk throughout our business, including large single exposures to reinsurers; (14) market spreads and pricing on insured collateralized debt obligations (“CDOs”) and other derivative products insured or issued by Ambac; (15) credit risk related to residential mortgage securities and CDOs; (16) the risk that holders of debt securities or counterparties on credit default swaps or other similar agreements seek to declare events of default or seek judicial relief or bring claims alleging violation or breach of covenants by Ambac or one of its subsidiaries; (17) the risk that our underwriting and risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss as a result of unforeseen risks; (18) the risk of volatility in income and earnings, including volatility due to the application of fair value accounting, or FAS 133, to the portion of our credit enhancement business which is executed in credit derivative form; (19) operational risks, including with respect to internal processes, risk models, systems and employees; (20) the risk of decline in market position; (21) the risk that market risks impact assets in our investment portfolio; (22) the risk of credit and liquidity risk due to unscheduled and unanticipated withdrawals on investment agreements; (23) changes in prepayment speeds on insured asset-backed securities; (24) factors that may influence the amount of installment premiums paid to Ambac; (25) the risk that we may be required to raise additional capital, which could have a dilutive effect on our outstanding equity capital and/or future earnings; (26) our ability or inability to raise additional capital, including the risks that regulatory or other approvals for any plan to raise capital are not obtained, or that various conditions to any plan, either imposed by third parties or imposed by Ambac or its Board of Directors, are not satisfied and thus potentially necessary capital raising transactions do not occur, or the risk that for other reasons the Company cannot accomplish any potentially necessary capital raising transactions; (27) the risk that Ambac’s holding company structure and certain regulatory and other constraints, including adverse business performance, affect Ambac’s ability to pay dividends and make other payments; (28) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on our business, operations, financial position, profitability or cash flows; (29) other additional factors described in the Risk Factors section of Ambac’s Current Report on Form 8-K dated March 12, 2008 and in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in and also disclosed from time to time by Ambac in its subsequent reports on Form 10-Q and Form 8-K, which are or will be available on the Ambac web site at www.ambac.com and at the SEC’s web site, www.sec.gov; and (30) other risks and uncertainties that have not been identified at this time. Readers are cautioned that forward-looking statements speak only as of the date they are made and that Ambac does not undertake to update forward-looking statements to reflect circumstances or events that arise after the date the statements are made. You are therefore advised to consult any further disclosures we make on related subjects in Ambac’s reports to the SEC.

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Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial services to clients in both the public and private sectors around the world. Ambac’s principal operating subsidiary, Ambac Assurance Corporation, a guarantor of public finance and structured finance obligations, has earned triple-A ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services; and a double-A rating from Fitch, Inc. Moody’s, Standard & Poor’s and Fitch all maintain a “negative outlook.” Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).